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                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                                      among

                         FRONTIER INSURANCE GROUP, INC.,

                          VARIOUS LENDING INSTITUTIONS

                                       and

                        DEUTSCHE BANK AG, NEW YORK BRANCH
                          AND/OR CAYMAN ISLANDS BRANCH,
                             as ADMINISTRATIVE AGENT

                      ------------------------------------

                            Dated as of June 3, 1997

                      ------------------------------------

                                  $100,000,000

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                                TABLE OF CONTENTS

                                                                        Page
                                                                        -----
   SECTION 1. Amount and Terms of Credit .............................     1
        1.01  Commitments ............................................     1
        1.02  Minimum Amount of Each Borrowing; Maximum Number of
               Borrowings ............................................     2
        1.03  Notice of Borrowing of Revolving Loans .................     2
        1.04  Competitive Bid Borrowings .............................     2
        1.05  Disbursement of Funds ..................................     5
        1.06  Notes; Register ........................................     5
        1.07  Conversions ............................................     6
        1.08  Pro Rata Borrowings ....................................     6
        1.09  Interest ...............................................     7
        1.10  Interest Periods .......................................     8
        1.11  Increased Costs, Illegality, etc .......................     9
        1.12  Compensation ...........................................    11
        1.13  Change of Lending Office ...............................    11

   SECTION 2. Fees; Commitments ......................................    12
        2.01  Fees ...................................................    12
        2.02  Voluntary Reduction of Commitments .....................    12
        2.03  Mandatory Reduction of Commitments, etc ................    12

   SECTION 3. Payments ...............................................    12
        3.01  Voluntary Prepayments ..................................    12
        3.02  Mandatory Prepayments ..................................    13
        3.03  Method and Place of Payment ............................    14
        3.04  Net Payments ...........................................    14

   SECTION 4. Conditions Precedent ...................................    16
        4.01  Conditions Precedent to Initial Borrowing Date .........    16
        4.02  Conditions Precedent to All Loans ......................    19

   SECTION 5. Representations, Warranties and Agreements .............    20
        5.01  Corporate Status .......................................    20
        5.02  Corporate Power and Authority ..........................    20
        5.03  No Violation ...........................................    20
        5.04  Litigation .............................................    21
        5.05  Use of Proceeds; Margin Regulations ....................    21
        5.06  Governmental Approvals .................................    21
        5.07  True and Complete Disclosure ...........................    21



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
        5.08  Financial Condition; Financial Statements ..............    22
        5.09  Acquisition ............................................    23
        5.10  Tax Returns and Payments ...............................    23
        5.11  Compliance with ERISA ..................................    23
        5.12  Subsidiaries ...........................................    24
        5.13  Intellectual Property, etc .............................    24
        5.15  Labor Relations; Collective Bargaining Agreements ......    24
        5.16  Indebtedness ...........................................    25
        5.17  Investment Company Act .................................    25

   SECTION 6. Affirmative Covenants ..................................    25
        6.01  Reporting Requirements .................................    25
        6.02  Books, Records and Inspections .........................    29
        6.03  Insurance ..............................................    29
        6.04  Payment of Taxes .......................................    29
        6.05  Corporate Franchises ...................................    30
        6.06  Compliance with Statutes, etc ..........................    30
        6.07  Good Repair ............................................    30
        6.08  End of Fiscal Years; Fiscal Quarters ...................    30

   SECTION 7. Negative Covenants .....................................    30
        7.01  Changes in Business ....................................    30
        7.02  Consolidation, Merger or Sale of Assets, etc ...........    31
        7.03  Liens ..................................................    32
        7.04  Indebtedness ...........................................    34
        7.05  Advances, Investments and Loans ........................    35
        7.06  Dividends, etc .........................................    36
        7.07  Transactions with Affiliates ...........................    38
        7.08  Leverage Ratio .........................................    38
        7.09  Interest Coverage Ratio ................................    38
        7.10  Net Premiums Written to Statutory Surplus Ratio ........    38

   SECTION 8. Events of Default ......................................    38
        8.01  Payments ...............................................    38
        8.02  Representations, etc ...................................    39
        8.03  Covenants ..............................................    39
        8.04  Default Under Other Agreements .........................    39
        8.05  Bankruptcy, etc ........................................    39
        8.06  ERISA ..................................................    40
        8.07  Judgments ..............................................    40
        8.08  Change of Control ......................................    40

   SECTION 9. Definitions ............................................    41



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

   SECTION 10. The Administrative Agent ..............................    56
        10.01  Appointment ............................................   56
        10.02  Delegation of Duties ...................................   57
        10.03  Exculpatory Provisions .................................   57
        10.04  Reliance by Administrative Agent .......................   57
        10.05  Notice of Default ......................................   58
        10.06  Non-Reliance ...........................................   58
        10.07  Indemnification ........................................   59
        10.08  The Administrative Agent in its Individual Capacity ....   59
        10.09  Successor Administrative Agent .........................   59

   SECTION 11. Miscellaneous ..........................................   60
        11.01  Payment of Expenses, etc ...............................   60
        11.02  Right of Setoff ........................................   60
        11.03  Notices ................................................   61
        11.04  Assignments and Participations .........................   61
        11.05  No Waiver; Remedies Cumulative .........................   63
        11.06  Payments Pro Rata ......................................   63
        11.07  Calculations; Computations .............................   63
        11.08  Governing Law; Submission to Jurisdiction; Venue;
                Waiver of Jury Trial ..................................   64
        11.09  Counterparts ...........................................   64
        11.10  Effectiveness ..........................................   65
        11.11  Headings Descriptive ...................................   65
        11.12  Amendment or Waiver ....................................   65
        11.13  Survival ...............................................   65
        11.14  Domicile of Loans ......................................   65
        11.15  Confidentiality ........................................   65


ANNEX I       --   Commitments
ANNEX II      --   Bank Addresses
ANNEX III     --   Schedule of Subsidiaries
ANNEX IV      --   Existing Indebtedness
ANNEX V       --   Existing Liens
ANNEX VI      --   Existing Advances, Loans and Investments

EXHIBIT A-1   --   Form of Notice of Borrowing
EXHIBIT A-2   --   Form of Notice of Competitive Bid Borrowing
EXHIBIT B     --   Form of Note
EXHIBIT C-1   --   Form of Opinion of Epstein, Becker & Green, P.C.
EXHIBIT C-2   --   Form of Opinion of Marvin Tepper, Esq.
EXHIBIT D     --   Form of Officers' Certificate
EXHIBIT E     --   Form of Assignment Agreement




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                  CREDIT  AGREEMENT,  dated as of June 3, 1997,  among  FRONTIER
INSURANCE GROUP, INC. (the "Borrower"), a Delaware corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.011 Commitments. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be made at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Commitment of such Bank at such time and (v) shall not exceed in the aggregate for all Banks at any time outstanding that aggregate principal amount which, when added to the then aggregate outstanding principal amount of all Competitive Bid Loans, equals the Total Commitment at such time.

                  (b) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a loan or loans (each a "Competitive Bid Loan" and collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Effective Date and prior to the date which is the third Business Day preceding the date which is seven days prior to the Final Maturity Date, provided that after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans, when combined




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with  the then  aggregate  outstanding principal amount of all Revolving  Loans, shall not exceed the Total Commitment at such time.

                  1.012 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing hereunder shall not be less than (i) $5,000,000, in the case of Revolving Loans, and (ii) $5,000,000, in the case of Competitive Bid Loans, and, if in excess thereof, shall be in an integral multiple of $1,000,000. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

                  1.013 Notice of Borrowing of Revolving Loans. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office, (x) in the case of a Borrowing of Eurodollar Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing which notice must be given prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such proposed Borrowing and (y) in the case of a Borrowing of Base Rate Loans, written notice (or telephonic notice promptly confirmed in writing) of such proposed Borrowing, which notice must be given prior to 11:00 A.M. (New York time) on the date of such proposed Borrowing. Each such notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.11, shall be irrevocable, and, in the case of a written notice or a confirmation of telephonic notice, shall be in the form of Exhibit A-1 hereto, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

                  1.014 Competitive Bid Borrowings. (a) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent, prior to 12:00 Noon (New York time) (x) at least four Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Borrowing, and (y) at least one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, a written notice substantially in the form of Exhibit A-2 hereto (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case
(i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii)


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the maturity  date for  repayment of each and every  Competitive  Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three or six months after the date of such Competitive Bid Borrowing, in the case of a Spread Borrowing, and (B) between seven and 364 days, inclusive, after the date of such Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, provided that in no event shall the maturity date of any Competitive Bid Borrowing be later than the third Business Day preceding the Final Maturity Date, (iii) the interest payment date or dates relating thereto,
(iv) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, and if a Spread Borrowing, the Interest Rate Basis, and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Bank by telephone or facsimile of each such request for a Competitive Bid Borrowing received by it from the Borrower and of the contents of the related Notice of Competitive Bid Borrowing.

                  (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 10:00 A.M. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing, the date of such proposed Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, three Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bidder Bank's Commitment), the rate or rates of interest therefor and such Bidder Bank's lending office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Bidder Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 A.M. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Administrative Agent before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder Bank to give such notice shall not cause such Bidder Bank to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

                  (c) The Borrower shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either:

                  (i) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to such effect, or


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                  (ii)  accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Bidder Bank for such Competitive Bid Borrowing pursuant to clause (b) above) to be made by each Bidder Bank as part of such Competitive Bid Borrowing, and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that the acceptance of offers may only be made on the basis of ascending Absolute Rates (in the case of an Absolute Rate Borrowing) or Spreads (in the case of a Spread Borrowing), in each case commencing with the lowest rate so offered; provided further, however, if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, if the Borrower elects to accept any of such offers the Borrower shall accept such offers pro rata from such Bidder Banks (on the basis of the maximum amounts of such offers) unless any such Bidder Bank's pro rata share would be less than the minimum amount specified by such Bidder Bank in its offer, in which case the Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as the Borrower may elect in its sole discretion.

                  (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (c)(i) above, the Administrative Agent shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

                  (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(ii) above, the Administrative Agent shall in turn promptly notify (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause (b) above have been accepted by the Borrower and (y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing.

                  1.015 Disbursement of Funds. (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date of each incurrence of Loans (1:00 P.M. (New York time) on such date in the case of a Borrowing of Base Rate Loans or a Competitive Bid Borrowing constituting an Absolute Rate Borrowing), each Bank will make

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available its pro rata share, if any, of each Borrowing  requested to be made on such date in the manner provided below.

                  (b) Each Bank shall make available all amounts it is to fund under any Borrowing in U.S. dollars and immediately available funds to the Administrative Agent at the Administrative Agent's Payment Office and the Administrative Agent will make available to the Borrower by depositing to its account at the Administrative Agent's Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any such Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with
Section 1.09, for the respective Loans.

                  (c) Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.016 Notes; Register. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit B hereto with blanks appropriately completed in conformity herewith (each a "Note" and collectively, the "Notes").

                  (b) The Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.


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                  (c) Each Bank will record on its  internal  records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

                  (d) The Administrative Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Revolving Loans and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error.

                  1.017 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to $5,000,000 (and, if in excess thereof, an integral multiple of $1,000,000) of the outstanding principal amount of the Revolving Loans of one Type owing by the Borrower into a Borrowing or Borrowings of the other Type of Revolving Loans; provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) Borrowings of Eurodollar Loans resulting from this
Section 1.07 shall be limited in number as provided in Section 1.02 and (iv) each such conversion shall be made pro rata among the Revolving Loans of each Bank of the Type being converted. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion.

                  1.018 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be loaned by the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.019 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the incurrence thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Rate Margin plus the relevant Eurodollar Rate.

                  (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder Bank or Bidder Banks, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

                  (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%; provided that principal in respect of Eurodollar Loans and Competitive Bid Loans shall bear interest after the same becomes due (whether by acceleration or otherwise) until the end of the applicable Interest Period for such Eurodollar Loans, or the original scheduled maturity of such Competitive Bid Loans, as the case may be, at a per annum rate equal to 2% plus the rate of interest applicable on the due date therefor.

                  (e) Interest shall accrue from and including the date of any incurrence of a Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

                  (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.10 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion, in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto), or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) no Interest Period may be elected if it would extend beyond the Final Maturity Date; and

                  (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to any Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.11 Increased Costs,  Illegality,  etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period or in respect of any Spread Borrowing priced by reference to the Eurodollar Rate that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

             (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or

         Competitive Bid Loans because of (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the making of such Competitive Bid
         Loan) in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market generally; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above to the extent applicable to Revolving Loans) shall on such date give notice (if by telephone promptly confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans (or Competitive Bid Loans constituting a Spread Borrowing priced by reference to the Eurodollar
Rate) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans (or any affected Competitive Bid Loans) which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or any Eurodollar Loan or Competitive

Bid Loan is affected by the circumstances described in Section 1.11(a)(iii), the Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (promptly confirmed in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or (iii), (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan or (z) subject to the provisions of Section 3.02(b), if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full (which prepayment may be made with the proceeds of a Revolving Loan); provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this
Section 1.11(b).

                  (c) If any Bank shall have determined that the adoption after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Effective Date, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or its parent with any request or directive made after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or its parent's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank or its parent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or its parent's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank or its parent such additional amount or amounts as will compensate such Bank or its parent for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

                  1.12 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans accepted by the Borrower in accordance with Section 1.04(c)(ii) does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to
Section 1.11(b). Calculation of all amounts payable to a Bank under this Section
1.12 in respect of Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate shall be made as though that Bank had actually funded its relevant Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans or Competitive Bid Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

                  1.13 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii) or 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.11 or 3.04.

                  SECTION 2.  Fees; Commitments.

                  1.021 Fees. (a) The Borrower agrees to pay to the Administrative Agent a facility fee (the "Facility Fee") for the account of the Banks pro rata on the basis of their respective Commitments for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated computed at a rate per annum equal to the Applicable Facility Fee Percentage from time to time of the Total Commitment as in effect from time to time. Accrued Facility Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the date upon which the Total Commitment is terminated.

                  (b) In addition to any fees set forth herein, the Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

                  (c) All  computations of Fees shall be made in accordance with
Section 11.07(b).

                  1.022 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) given by the Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate, in whole or in part, the Total Unutilized Commitment (or to the extent that at such time there are no Loans outstanding, to terminate the Total Commitment), provided that (x) any partial reduction of the Total Unutilized Commitment pursuant to this Section 2.02 shall be in the amount of at least $15,000,000, and (y) any such termination shall apply to proportionately and permanently reduce the Commitment of each of the Banks.

                  1.023 Mandatory Reduction of Commitments, etc. (a) The Total Commitment (and the Commitment of each Bank) shall be terminated at 5:00 P.M. (New York time) on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

                  (b) The Total Commitment shall terminate on the Final Maturity Date.

                  SECTION 3.  Payments.

                  1.031 Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans, without premium or penalty (except for amounts payable pursuant to Section 1.12), in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than 12:00 Noon (New York time) one Business Day prior to the date of such prepayment, and which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than $5,000,000; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. Upon receipt of a notice of prepayment pursuant to this Section 3.01, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment. The Borrower shall have no right under this Section 3.01 to prepay any principal amount of any Competitive Bid Loans.

                  1.032 Mandatory Prepayments. (a) If on any date the sum of the outstanding principal amount of Revolving Loans and Competitive Bid Loans (all the foregoing, collectively, the "Aggregate Loan Outstandings") exceeds the Total Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans as set forth above, the remaining Aggregate Loan Outstandings exceed the Total

Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess, provided that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment. In the absence of such consent, the provisions of the second sentence of Section 3.02(b) shall be applicable.

                  (b) With respect to each prepayment of Revolving Loans required by this Section 3.02, the Borrower may designate the Types of Revolving Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (ii) each prepayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. At any time that the Borrower is obligated to prepay any Competitive Bid Loan pursuant to Section 1.11(b) or 3.02(a) on a date other than the scheduled maturity date thereof, such prepayment shall only be made if the respective Bank that made such Competitive Bid Loan has consented in writing (or by telephone confirmed in writing) to the Borrower to such prepayment within 48 hours after notice (in writing or by telephone confirmed in writing) by the Borrower to such Bank of such prepayment (it being understood that the Borrower will give such notice and that any failure to respond to such notice will constitute a rejection thereof; if such prepayment is not so consented to by the respective Bank then, in the case of a prepayment otherwise required pursuant to
Section 3.02(a), the provisions of the following sentence will be applicable. At the time any Competitive Bid Loans are otherwise required to be prepaid the Borrower will deposit 100% of the principal amounts that otherwise would have been paid in respect of the Competitive Bid Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Competitive Bid Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Competitive Bid Loans, with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Competitive Bid Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account). In the absence of a designation of Revolving Loans by the Borrower as described in this Section 3.02(b), the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

                  1.033 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Administrative Agent's Payment Office, it being understood that written, telex or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the

Administrative Agent's Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                 1.034 Net Payments. (a) All payments made by the Borrower hereunder will be made without setoff or counterclaim. Except as provided in
Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank arising solely from, and solely to the extent of, such Taxes, pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes for which the Borrower is liable under the preceding sentences of this Section 3.04(a) which are paid by such Bank.

                  (b) Notwithstanding Section 3.04(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required in Section 3.04(a) on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Bank other than a Bank (i) who is a U.S. Person for Federal income tax purposes or
(ii) who has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

                  SECTION 4.  Conditions Precedent.

                  1.041 Conditions Precedent to Initial Borrowing Date. The obligation of the Banks to make Loans hereunder on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

                  (a) Effectiveness; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) Opinion of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) an opinion, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from Epstein, Becker & Green, P.C., counsel to the Borrower, which opinion shall cover the matters covered in Exhibit C-1 hereto and (ii) an opinion, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from Marvin Tepper, Esq., counsel to the Borrower, which opinion shall cover the matters covered in Exhibit C-2 hereto.

                  (c) Corporate Proceedings. (i) On the Initial Borrowing Date, the Administrative Agent shall have received from the Borrower a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit D hereto with appropriate insertions, together with (x) copies of the articles of incorporation, any certificate of designation, the by-laws, or other organizational documents of the Borrower, (y) the resolutions, or such other administrative approval, of the Borrower which shall be reasonably satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Sections 4.01(e),
         (f), (g) and (i) and 4.02(b) exist as of such date.

                  (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this

         Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  (d) Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Tax Sharing Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent copies, certified as true and correct by an appropriate officer of the Borrower of:

                            (i) any  Plans,  and for  each  Plan  (x)  that is a
                   Single-Employer Plan the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan most recently filed with the Internal Revenue Service and (y) that is a Multiemployer Plan, each of the documents referred to in clause (x) either in the possession of the Borrower or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

                           (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                          (iii)  all   agreements   evidencing  or  relating  to
                   Existing    Indebtedness    (the    "Existing    Indebtedness
                   Agreements");

                           (iv) all  agreements  entered into by the Borrower or
                   any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders of the Borrower or any such Subsidiary with respect to their capital stock (collectively, the "Shareholders' Agreements");

                          (v) any  agreement  with respect to the  management of
                   the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

                          (vi) any material  employment  agreements entered into
                   by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements"); and

                          (vii) any tax sharing agreements to which the Borrower
                   or any of its Subsidiaries is a party (collectively, "Tax Sharing Agreements").

         all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (e) Adverse Change, etc. From December 31, 1996 to the Initial Borrowing Date, nothing shall have occurred (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of the Borrower to perform its obligations to them, or (ii) has, or is reasonably likely to have, a Material Adverse Effect.

                  (f) Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened against the Borrower on the Initial Borrowing Date (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent or the Required Banks shall determine has, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Banks or Administrative Agent hereunder or under any other Credit Document or on the ability of the Borrower to perform its obligations to them.

                  (g) Approvals. On the Initial Borrowing Date, all necessary governmental and material third party approvals in connection with the transactions contemplated by the Credit Documents and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions. The Administrative Agent shall have received copies of all governmental approvals required in connection with the Acquisition.

                  (h) Fees. On or prior to the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Banks all fees, costs and expenses agreed upon by such parties to be paid on or prior to such date.

                  (i) Acquisition. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent all Acquisition Documents, certified as true and correct by an Authorized Officer of the Borrower, which Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and each of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Documents shall have been satisfied or, if applicable, waived to the reasonable satisfaction of the Administrative Agent. Concurrently with the initial incurrence of Loans hereunder, the Acquisition shall be consummated in accordance with the terms and conditions of the respective Acquisition Documents and all applicable laws.

                  (j) Financial Statements; Actuarial Reports. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received (i) the financial statements of the Borrower and Lyndon referred to in Sections 5.08(b), (c) and (d), (ii) an actuarial report as of a recent date with respect to the Borrower and its Subsidiaries, prepared by Ernst & Young, and (iii) an actuarial report as of a recent date with respect to Lyndon and its Subsidiaries, prepared by Lyndon's internal actuarial officer and filed with Lyndon's Applicable
         Regulatory Insurance Authority, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  1.042 Conditions Precedent to All Loans. The obligation of the Banks to make each Loan hereunder is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03 in the case of a Borrowing of Revolving Loans, or a Notice of Competitive Bid Borrowing satisfying the requirements of Section 1.04 in the case of a Borrowing of Competitive Bid Loans.

                  (b) No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents (except, in the case of each Loan made after the Initial Borrowing Date, the representations and warranties contained in Section 5.04 and
         Section 5.08(e)) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except to the extent that such representations and warranties expressly relate to an earlier date.

                  The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 4.01 and/or 4.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks.

                  SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Loan (except as provided in Section 4.02(b)) being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct in all material respects on and as of the date of each such Loan, unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date):

                  1.051 Corporate Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

                  1.052 Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents. The Borrower has duly executed and delivered each Credit Document and each Credit Document constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  1.053 No Violation. Neither the execution, delivery and performance by the Borrower of the Credit Documents nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                  1.054 Litigation. There are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries that have, or are reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent or on the ability of the Borrower to perform its obligations to them hereunder and under the other Credit Documents.

                  1.055 Use of Proceeds; Margin Regulations. (a) The proceeds of Loans may be utilized (i) to finance the Acquisition and (ii) for the general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, for purposes of financing acquisitions and other investments permitted under this Agreement).

                  (b) No part of the proceeds of any Loan will be used to purchase or carry Margin Stock. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

                  1.056 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  1.057 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any such Subsidiary in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information prepared by the Borrower which are contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Initial Borrowing Date, there is no fact known to the Borrower which has, or is likely to have, a Material Adverse Effect which has not theretofore been disclosed to the Banks or to the Administrative Agent on behalf of the Banks.

                  1.058 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date (i) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts, (ii) the Borrower will not have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iii) the Borrower will have sufficient capital with which to conduct its business. For purposes of this Section 5.08, "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The consolidated statement of financial condition of the Borrower and its Subsidiaries at December 31, 1996, and the related consolidated statements of income and cash flows for the fiscal year ended as of said date, which have been examined by Ernst & Young, independent certified public accountants, copies of which have heretofore been furnished to the Administrative Agent, present fairly the financial position of the Borrower and its Subsidiaries at the date of said statements and the results for the fiscal year covered thereby. Such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

                  (c) The unaudited Annual Statement of Lyndon and its Subsidiaries at December 31, 1996, a copy of which has heretofore been furnished to the Administrative Agent, presents fairly the financial position of Lyndon and its Subsidiaries at the date of said statement and the results for the fiscal year covered thereby. Such financial statement has been prepared in accordance with SAP consistently applied except to the extent provided in the notes to said financial statement.

                  (d) The pro forma (after giving effect to the Acquisition and the related financings to the Acquisition and the related financings thereof) consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1997, a copy of which has heretofore been furnished to the Administrative Agent, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Subsidiaries after giving effect to the Acquisition and the related financings thereof at the date thereof).

                  (e) Nothing has occurred since December 31, 1996 that has had or is reasonably likely to have a Material Adverse Effect.

                  (f) Except as fully reflected in the financial statements and the notes thereto described in Section 5.08(b) and (c), there were as of the Initial Borrowing Date (after giving effect to the Loans made on such date), no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to the Borrower or any of its Subsidiaries which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole, as the case may be, except as incurred by the Borrower and its Subsidiaries in the ordinary course of business consistent with past practices subsequent to December 31, 1996.

                  1.059  Acquisition.  On and as of the Initial  Borrowing Date,
(i) all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition, or otherwise required in connection with the Acquisition, have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained) and (ii) concurrently with the initial incurrence of Loans hereunder, the Acquisition has been consummated in accordance with the respective Acquisition Documents and in compliance with all applicable laws. All representations and warranties of the Borrower and Mercury set forth in any of the Acquisition Documents were true and correct in all material respects as of the time such representations and warranties were made and are true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  5.10 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  5.11 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan; Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status; neither the Borrower nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA; none of the Borrower nor any of its Subsidiaries has or has had an obligation to provide post-retirement welfare benefits; no Prohibited Transaction has occurred; none of the Borrower nor any of its ERISA Affiliates has received notification concerning the imposition of liability under Section 4069 of ERISA; and no Plan has an Unfunded Current Liability.

                  5.12 Subsidiaries. Annex III hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Effective Date. The Borrower will at all times own directly or indirectly the percentages specified in said Annex III of the outstanding capital stock of all of said entities except to the extent otherwise permitted pursuant to Section 7.02.

                  5.13 Intellectual Property, etc. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted and as proposed to be conducted.

                  5.14 Compliance with Statutes. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as is not likely to, in the aggregate, have a Material Adverse Effect.

                  5.15 Labor Relations; Collective Bargaining Agreements. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is now pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                  5.16 Indebtedness. Annex IV sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries (after giving effect to the Acquisition) which was incurred prior to, and is to remain outstanding after, the Initial Borrowing Date (collectively, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                  5.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

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



                  SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

                  1.061 Reporting Requirements. The Borrower will furnish to the Administrative Agent (which will promptly following receipt thereof furnish to each of the Banks):

                           (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such fiscal year; in each case setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated financial statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, nothing came to the attention of such accounting firm which would lead it to believe that any Default or Event of Default resulting from a failure to comply with the covenants set forth in Section 7.08, 7.09 and/or 7.10 has occurred and is continuing or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                    (ii) As soon as available and in any event within 60 days after the close of each fiscal year of the Borrower, the Annual Statement and the "Statement of Actuarial Opinion" of each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of the Borrower stating that such Annual Statement presents the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

                    (iii) As soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, a copy of the "Management Discussion and Analysis" for each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

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





                           (b) Quarterly Financial Statements. (i) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, of stockholder's equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be certified by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                    (ii) As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, quarterly financial statements of each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal period and as filed with the Applicable Regulatory Insurance Authority, together with (x) the opinion thereon of the Chief Financial Officer or other Authorized Officer of the Borrower stating that such financial statements present the financial condition and results of operations of each Regulated Insurance Company in accordance with SAP, and (y) to the extent not otherwise contained in such quarterly financial statements, a report certified by the Chief Financial Officer or other Authorized Officer of the Borrower setting forth, in a format satisfactory to the Administrative Agent, the statutory carrying value (determined in accordance with SAP) and the fair market value of the investment portfolio of each Regulated Insurance Company as of the last day of such fiscal quarter.

                           (c) Financial Plans, etc. Not more than 60 days after the commencement of each fiscal year of the Borrower, a financial plan of the Borrower and its Subsidiaries in reasonable detail for such fiscal year and the following fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such plans are based. Together with each delivery of financial statements pursuant to Section 6.01(a)(i), a comparison of the financial results (other than in respect of the balance sheet included therein) against the financial plans required to be submitted pursuant to this clause (c) shall be presented.

                           (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections
         6.01(a)(i) and (ii), (b)(i) and (ii), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.08, 7.09 and 7.10 as at the end of such fiscal year or quarter, as the case may be.

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





                           (e) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document.

                           (f) Auditors' Reports. Promptly upon receipt thereof, a copy of each other report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants or independent actuaries in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                           (g)  Other   Regulatory   Statements   and   Reports.
         Promptly, and without duplication in respect of any other reporting requirement, (A) after their becoming available, copies of any statutory financial statements that the Borrower or any Regulated Insurance Company that is a Material Subsidiary periodically files with the Applicable Regulatory Insurance Authority (including all exhibits and schedules thereto), (B) after receipt thereof, copies of all regular and periodic reports of reviews or examinations (including, without limitation, triennial examinations and risk adjusted capital reports) of any Regulated Insurance Company that is a Material Subsidiary, delivered to such Person by any Applicable Regulatory Insurance Authority, (C) after receipt thereof, written notice of any assertion by any Applicable Regulatory Insurance Authority, as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, (D) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (E) after receipt thereof, a copy of any rating analysis by Moody's, S&P and/or D&P for each Regulated Insurance Company for each fiscal year,
         (F) after receipt thereof, a copy of any notice of termination, cancellation or recapture of the Centre Re Agreement, (G) and in any event within three Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company that is a Material Subsidiary by any Applicable Regulatory Insurance Authority (other than any termination voluntarily effected by such Regulated Insurance Company), including any request by an Applicable Regulatory Insurance Authority which commits a Regulated Insurance Company to take or refrain from taking any material action or which otherwise materially affects the authority of such Regulated Insurance Company to conduct its business, and (H) and in any event within three Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which could have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                           (h) ERISA, etc. Promptly (i) and in any event within 15 days after the Borrower or any Subsidiary knows or has reason to know that any ERISA Event has occurred that could reasonably be expected to result in liability of the Borrower or Subsidiary or any of their respective ERISA Affiliates that would, if paid in full, constitute a Material Adverse Effect, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, such Subsidiary or other ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower or such Subsidiary or such ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto; (ii) after receipt thereof by the Borrower or any Subsidiary or any of their respective ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan; (iv) and in any event within 10 Business Days after receipt thereof by the Borrower or any Subsidiary from the sponsor of a Multiemployer Plan, copies of each notice so received concerning (A) the imposition of Withdrawal Liability by any Multiemployer Plan, (B) the reorganization, partition, declaration of insolvency or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Borrower or any Subsidiary or any of their respective ERISA Affiliates in connection with any event described in clause (A) or (B); (v) and in any event within 15 days after the Borrower or any Subsidiary knows or has reason to know that any Prohibited Transaction that is reasonably likely to result in a material liability of the Borrower or any Subsidiary has occurred, a statement of the Chief Financial Officer of the Borrower describing such Prohibited Transaction and the action, if any, that the Borrower, its Subsidiary or other ERISA Affiliate is required or proposes to take with respect thereto; and (vi) and in any event within 15 days after receipt thereof by the Borrower or any Subsidiary, copies of each notice concerning the imposition of any material liability under
         Section 4069 or 4212 of ERISA.

                     (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to analysts generally or to the holders (other than the Borrower and its Subsidiaries) of their capital stock or of any publicly issued Indebtedness in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                  1.062 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit, upon at least two Business Days' notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any Bank may request.

                  1.063 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                  1.064 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  1.065 Corporate Franchises. The Borrower will do, and will cause each Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

                  1.066 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the

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




non-compliance with which would not have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document.

                  1.067 Good Repair. The Borrower will, and will cause each of its Material Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                  1.068 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

                  1.071 Changes in Business. The Borrower will not (x) engage in any business other than the ownership of the capital stock of, and the provision of management and other services to, its Subsidiaries, including incidental and related activities, and (y) permit its Subsidiaries to substantively alter their business activities taken as a whole from the insurance business activities
(including incidental or related activities) conducted by its Subsidiaries (after giving effect to the Acquisition) on the Effective Date.

                  1.072 Consolidation, Merger or Sale of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of property or assets in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) Capital Expenditures by the Borrower and its Subsidiaries in the ordinary course of business;

                  (b)   the   investments,   acquisitions   and   transfers   or
         dispositions of property permitted pursuant to Section 7.05;

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





                  (c) the merger or consolidation of any Wholly-Owned Subsidiary of the Borrower with or into another Wholly-Owned Subsidiary of the Borrower, provided that no such merger or consolidation shall be permitted between a Regulated Insurance Company and a Non-Regulated Insurance Company;

                  (d) any Regulated Insurance Company may enter into any Insurance Contract or Reinsurance Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any Surplus Relief Reinsurance Transaction;

                  (e) the Borrower or any of its Subsidiaries may enter into leases of property or assets in the ordinary course of business not otherwise in violation of this Agreement;

                  (f) the Borrower or any of its Subsidiaries may sell assets (including, without limitation, the stock of a Subsidiary), so long as
         (i) no Default or Event of Default exists at such time or would exist immediately after giving effect thereto, (ii) such sale is for fair market value (as determined in good faith by management of the Borrower) and (iii) the market value of all assets sold pursuant to this Section 7.02(f) in any fiscal year shall not exceed 15% of the Borrower's Consolidated Net Worth as of the last day of the immediately preceding fiscal year; and

                  (g) so long as no Default or Event of Default exists or would result therefrom, the Borrower and its Subsidiaries may acquire assets, the capital stock of, or other ownership interests in, any Person (any such acquisition permitted by this clause (g), a "Permitted Acquisition"), so long as (i) after giving effect to any such acquisition, the Borrower and its Subsidiaries shall be in compliance with Section 7.01 hereof, and (ii) the Borrower shall have determined, with respect to such acquisition, that, on a Pro Forma Basis, the Borrower and its Subsidiaries would have been in compliance with Sections 7.08, 7.09 and 7.10 of this Agreement.

                  1.073 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

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




                  (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets of any of the Borrower's Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary and (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens in existence on the Effective Date which are listed, and the property subject thereto on the Effective Date described, in Annex V, without giving effect to any extensions or renewals thereof (provided that the securities subject to any such Lien may be replaced by other securities of no greater principal amount);

                  (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.07;

                  (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance
         Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (f) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (g) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (h) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

                  (i) Liens incurred in the ordinary course of business by a Subsidiary of the Borrower on securities to secure repurchase and reverse repurchase obligations in respect of such securities;

                  (j) Liens on pledges or deposits of cash or securities made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Regulatory Insurance Authority;

                  (k) Liens arising pursuant to purchase money mortgages, Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.04(c);

                  (l) Liens on assets acquired (or owned by a Subsidiary acquired) after the Effective Date securing Indebtedness permitted under Section 7.04(i), provided that at the time of such acquisition the value of the assets subject to such Liens does not exceed 15% of the total value of the assets so acquired, or of the assets of the Subsidiary so acquired, as the case may be; and

                  (m) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

                  1.074 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness owing by (i) any Wholly-Owned Subsidiary of the Borrower to another Wholly-Owned Subsidiary of the Borrower provided that no loans or advances should be permitted by this clause
         (b) between a Regulated Insurance Company and a Non-Regulated Insurance Company; (ii) any Regulated Insurance Company to the Borrower; and
         (iii) any Non-Regulated Insurance Company to the Borrower (but only to the extent otherwise permitted by Section 7.05(f));

                  (c) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens, provided that the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed 10% of the Borrower's Consolidated Net Worth at such time;

                  (d) Indebtedness in existence on the Effective Date and listed on Annex IV, without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (e) obligations of a Regulated Insurance Company with respect to letters of credit issued under letter of credit facilities and (i) securing obligations under Reinsurance Agreements entered into in the ordinary course of business of any such Regulated Insurance Company or
         (ii) issued in lieu of deposits to satisfy Legal Requirements, in any case to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by such Regulated Insurance Company of notice of payment on such letter of credit;

                  (f) Indebtedness of the Borrower and Regulated Insurance Companies under Interest Rate Agreements entered into in the ordinary course of business consistent with past practices;

                  (g) Indebtedness consisting of currency hedging arrangements entered into by any Regulated Insurance Company in respect of its (i) assets or (ii) obligations, as the case may be, denominated in a foreign currency to the extent in excess of its (iii) obligations or
         (iv) assets, respectively, denominated in such foreign currency;

                  (h) Indebtedness of Regulated Insurance Companies consisting of agreements to sell and repurchase securities so long as (x) the maturity of any such repurchase obligation is not more than one year from the date of commencement of such repurchase transaction and (y) the underlying security is one that Regulated Insurance Companies are permitted to hold at such time under Section 7.05(a);

                  (i) Indebtedness of a Subsidiary acquired after the Effective Date (or Indebtedness assumed at the time of an acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such acquisition and (ii) at the time of such acquisition such Indebtedness does not exceed 15% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be; and

                  (j) additional Indebtedness of the Borrower not otherwise permitted hereunder, so long as the aggregate outstanding principal amount of such Indebtedness does not exceed $1,000,000 at any time.

                  1.075 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (a) the Borrower and its Subsidiaries may make investments in accordance with the Borrower's Investment Policy and Objectives dated February 25, 1997 (in the form delivered to the Administrative Agent prior to the Effective Date, the "Investment Policy"), provided that although the Borrower and its Subsidiaries may invest up to 50% of their investment portfolio in mortgaged backed securities such as pass-throughs and collateralized mortgage obligations as provided in the Investment Policy, no more than 20% of such investments (or 10% of the entire investment portfolio) may be in the form of such investments which do not consist of PAC, pass-through and sequential investments (it being understood and agreed that the Investment Policy may be changed by the Borrower from time to time so long as ten Business Days prior written notice thereof is given to the Administrative Agent (which shall forward such notice to the Banks) and neither the Administrative Agent nor the Required Banks reasonably object to such change by notice to the Borrower within such ten Business Day period);

                  (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) loans and advances constituting intercompany Indebtedness permitted under Section 7.04(b) shall be permitted;

                  (d) loans and advances (x) to employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business and
         (y) otherwise to employees in an aggregate principal amount not to exceed $1,000,000 at any time outstanding, shall be permitted;

                  (e) the transactions described in Section 7.02 shall be permitted;

                  (f) the Borrower may make investments in, or loans or advances to, Wholly-Owned Subsidiaries;

                  (g)  the  Borrower  and  its   Subsidiaries   may  make  other
         investments pursuant to commitments in effect as of the Effective Date and described (as to matter and amount) on Annex VI;

                  (h) investments acquired by the Borrower or any of its Subsidiaries (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (i) investments of the Borrower and Regulated Insurance Companies in Interest Rate Agreements as permitted by Section 7.04(f);

                  (j)  the  Borrower  and  its   Subsidiaries   may  hold  their
         investment in their headquarters located at 195 Lake Louise Marie Road, Rock Hill, New York; and

                  (k) the Borrower and its Subsidiaries may make investments in addition to the investments permitted by the foregoing clauses of this
         Section 7.05 in an aggregate amount for the Borrower and all such Subsidiaries not to exceed 15% of the Borrower's Consolidated Net Worth.

                  1.076 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                      (i) any Subsidiary of the Borrower may pay Dividends to its shareholders, provided that if such Subsidiary is not a Wholly-Owned Subsidiary, then any such Dividends must be paid proportionately to all shareholders of such Subsidiary;

                     (ii) so long as no Default  or Event of  Default  exists or would result therefrom, Frontier Financing Trust may pay regularly scheduled dividends on its 6-1/4% Convertible Trust Originated Preferred Securities, provided that the aggregate amount of such dividends in any fiscal year of the Borrower shall not exceed $10,800,000;

                    (iii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay cash dividends on its common stock and/or its preferred stock so long as the aggregate amount of Dividends made in any fiscal year pursuant to this clause (iii) does not exceed the sum of (x) 5% of the Borrower's Consolidated Net Worth as of the last day of the most recently ended fiscal year plus (y) any amount that would have been permitted to be paid pursuant to Section 7.06(a)(ii) above in such year but is not so paid because some or all of the Convertible Preferred Securities referred to in such Section have been converted to common stock of the Borrower; and

                     (iv) the Borrower may repurchase its common stock and/or options or warrants to purchase its common stock from directors, former directors, management or former management of the Borrower and its Subsidiaries in accordance with arrangements made with such directors or management, provided that (x) no Default or Event of Default exists at the time of any such purchase or would result therefrom and (y) the aggregate amount expended by the Borrower pursuant to this clause (iv) at any time, when added to the aggregate amount theretofore expended pursuant to this clause (iv) after the Effective Date, shall not exceed 7.5% of the Borrower's Consolidated Net Worth as of the last day of the most recently ended fiscal year.

                  (b) The  Borrower  will not,  and will not  permit  any of its
Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any
Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (d) guarantee the Obligations or (B) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) Legal Requirements,
(iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (vi) Liens permitted under Section 7.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

                  1.077 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  1.078 Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Indebtedness to (ii) Total Capitalization at any time to be greater than 0.35:1.00.

                  1.079 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period to be less than 8:1.

7.10 Net Premiums Written to Statutory Surplus Ratio. The Borrower will not permit the ratio of Net Premiums Written for any Test Period to Statutory Surplus as of the last day of such Test Period, for all Regulated Insurance Companies on a combined basis, to exceed 2.0:1.0.

                  SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  1.081 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  1.082 Representations, etc. Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  1.083 Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.08 or 7, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (i) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Banks; or

                  1.084 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit or, with the giving of notice or lapse of time (or both), would permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity or to terminate its commitment; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption), prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $5,000,000 at any one time; or

                  1.085 Bankruptcy, etc. The Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled

"Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Material Subsidiaries to the extent such proceeding is consented to by such Person or remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  1.086 ERISA. (a) Any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or security shall be provided to induce the issuance of such waiver or extension, (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have an Unfunded Current Liability or (d) the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a termination of or a withdrawal from a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and there shall result from any such event or events described in the preceding clauses of this Section 8.06 the imposition of a Lien upon the assets of the Borrower or any Subsidiary or any ERISA Affiliate, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 or 4975 of the Code or
Section 409, 502(i) or 502(l) of ERISA, any of which, individually or in the aggregate, would or is reasonably likely to have a Material Adverse Effect; or

                  1.087 Judgments. One or more judgments or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by insurance) of $5,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  1.088  Change of  Control.  A Change of Control  shall  occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately; and/or (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

                  "Absolute  Rate  Borrowing"   shall  mean  a  Competitive  Bid
Borrowing with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

                  "Acquisition" shall mean the acquisition by the Borrower of Lyndon pursuant to the Acquisition Documents.

                  "Acquisition   Agreement"   shall  mean  the  Stock   Purchase
Agreement,  dated March 28,  1997,  between  the  Borrower  and Mercury  Finance
Company.

                  "Acquisition Documents" shall mean the Acquisition Agreement and any other document or instrument governing or relating to the Acquisition.

                  "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Loan Outstandings" shall have the meaning provided in Section 3.02(a).

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

                  "Annual Statement" shall mean the annual financial return required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                  "Applicable Credit Rating" shall mean the implied credit rating, if any, assigned by S&P to the senior unsecured long-term debt of the Borrower. If such rating shall be changed by S&P, such change shall be effective as of the Business Day following such change. In the event that at any time S&P does not assign an implied credit rating to the Borrower's senior unsecured long-term debt, then a Category D Period shall be deemed to be in effect.

                  "Applicable Eurodollar Rate Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Rating Period then in effect:

            Applicable Rating                       Applicable Eurodollar
                  Period                                Rate Margin
            -----------------                        ---------------
            Category A Period                           0.170%
            Category B Period                           0.200%
            Category C Period                           0.225%
            Category D Period                           0.275%

                  "Applicable Facility Fee Percentage" shall mean, for any day, the percentage set forth below opposite the Applicable Rating Period then in effect:

            Applicable Rating                      Applicable Facility
                  Period                             Fee Percentage
            -----------------                        ---------------
            Category A Period                           0.080%
            Category B Period                           0.100%

            Category C Period                           0.125%
            Category D Period                           0.200%

                  "Applicable Rating Period" shall mean, subject to the terms and conditions set forth below in this definition, the period set forth below then in effect:


Applicable Rating
     Period                       Criteria
-----------------                 ---------
Category A Period                 The Applicable Credit Rating is A+ or better.

Category B Period                 The Applicable  Credit Rating is A- or better,
                                  but a Category A Period is not in effect.

Category C Period                 The Applicable Credit Rating is BBB or better,
                                  but neither a Category A Period nor a Category
                                  B Period is in effect.

Category D Period                 The Applicable  Credit Rating is below BBB, or
                                  there is no Applicable Credit Rating.

                   "Applicable Regulatory Insurance Authority" shall mean, when used with respect to any Regulated Insurance Company, the Superintendent of Insurance, insurance commission or similar administrative authority or agency located in (x) each state in which such Regulated Insurance Company is domiciled or incorporated or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the Superintendent of Insurance or insurance commission in each state in which such Regulated Insurance Company is licensed, and shall include any U.S. Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

                   "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

                   "Authorized Officer" shall mean any senior officer of the Borrower or a Regulated Insurance Company, as the case may be, designated as such in writing to the Administrative Agent by the Borrower to the extent acceptable to the Administrative Agent.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                   "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or
(ii) a Bank having notified the

Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01.

                  "Bankruptcy Code" shall have the meaning provided in Section 8.05.

                   "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (iii) the Prime Lending Rate.

                   "Base Rate Loans" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.09(a).

                   "Bidder Bank" shall mean each Bank that has notified in writing (and has not withdrawn such notice) the Administrative Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                   "Borrowing" shall mean (i) the incurrence of one Type of Revolving Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans, or (ii) a Competitive Bid Borrowing.

                   "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                   "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person and its Subsidiaries which would be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person and its Subsidiaries.

                   "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                   "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Flow" shall mean, for any period, the sum (without duplication) of (i) the maximum aggregate amount available under applicable law to be paid during such period to the Borrower as dividends by the Regulated Insurance Companies plus (ii) payments received during such period by the Borrower from Tax Sharing Agreements plus (iii) investment income, including interest income and other dividend income (not included in the preceding clauses) of the Borrower during such period plus (iv) all management fees, investment banking fees and servicing fees paid to the Borrower from all Subsidiaries during such period less (a) cash operating expenses of the Borrower during such period and (b) taxes paid by the Borrower during such period.

                   "Centre Re Agreement" shall mean the Coinsured Aggregate Excess of Loss Reinsurance Agreement, dated January 1, 1995, among Frontier Insurance Company, Frontier Pacific Insurance Company and Centre Reinsurance Company of New York.

                   "Change of Control" shall mean (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act), is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of 20% or more on a fully diluted basis of the voting and economic interests of the Borrower or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collective Bargaining Agreement" shall have the meaning provided in Section 4.01(d).

                   "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I hereto, as the same may be
(x) reduced from time to time pursuant to Section 2.02, 2.03 and/or 8 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 11.04.

                  "Competitive   Bid  Borrowing"   shall  mean  a  Borrowing  of
Competitive Bid Loans pursuant to Section 1.04.

                  "Competitive  Bid Loan"  shall have the  meaning  provided  in
Section 1.01(b).

                   "Consolidated Indebtedness" shall mean, at any time, the Loans and all other Indebtedness for borrowed money of or guaranteed by the Borrower at such time determined in accordance with GAAP (but excluding the Convertible Debentures).

                  "Consolidated Net Income" shall mean for any Person, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any entity (other than a Subsidiary of such first Person) in which any other Person (other than such first Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such first Person or any of its Subsidiaries by such entity during such period, (ii) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary of such first Person or is merged into or consolidated with such first Person or any of its Subsidiaries or on which its assets are acquired by such first Person or any of its Subsidiaries and (iii) the income of any Subsidiary of such first Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                   "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, but excluding in any event any adjustment resulting from the application with SFAS 115.

                   "Contingent  Obligations"  shall  mean as to any  Person  any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided however that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, surety bonds, Reinsurance Agreements or Retrocession Agreements. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                   "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                   "Convertible Debentures" shall mean the Convertible Debentures issued by the Borrower to Frontier Financing Trust in connection with the issuance by Frontier Financing Trust of its 6-1/4% Convertible Trust Originated Preferred Securities.

                   "Credit Documents" shall mean this Agreement and the Notes.

                   "D&P" shall mean Duff & Phelps and its successors.

                   "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                   "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Dividends"   shall  have  the  meaning  provided  in  Section
7.06(a).

                  "Effective Date" shall have the meaning provided in Section 11.10.

                   "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) having combined capital and surplus of at least $500,000,000.

                  "Employment  Agreements"  shall have the  meaning  provided in
Section 4.01(d).

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                   "ERISA Affiliate" of any Person shall mean any other Person that is a member of such Person's controlled group, or under common control with such Person, (i) within the meaning of Section 414(b) or (c) of the Code or (ii) solely for purposes of those sections of the Code or ERISA to which Section 414(m) or (o) of the Code applies, pursuant to such Section 414(m) or (o).

                   "ERISA Event" with respect to any Person shall mean (a) the occurrence of a Reportable Event; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a multiple employer plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(l) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, other than subsection (a)(4) thereof.

                   "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.09(b).

                   "Eurodollar Rate" shall mean with respect to each Interest Period, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined (or in the case of a Competitive Bid Loan that is a Spread Borrowing priced by reference to the Eurodollar Rate, the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in U.S. dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on the Reuters Screen LIBO Page) with maturities comparable to such Interest Period, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning  provided in Section
8.

                  "Existing  Indebtedness"  shall have the  meaning  provided in
Section 5.16.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 4.01(d).

                   "Expiration Date" shall mean June 10, 1997.

                  "Facility Fees" shall have the meaning provided in Section 2.01(a).

                  "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

                   "Final Maturity Date" shall mean June 2, 2002.

                   "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                   "Indebtedness"  of any Person shall mean without  duplication
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements marked to market value and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                   "Initial Borrowing Date" shall mean the date, on or after the Effective Date, upon which the initial Borrowing of Loans occurs.

                   "Insurance Business" shall mean one or more aspects of the business of selling, issuing, underwriting or administering insurance or reinsurance.

                   "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement.

                   "Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Cash Flow for such period to (y) Interest Expense for such period.

                  "Interest Expense" shall mean, for any period, the sum of (i) all interest payments on the Loans made during such period, plus (ii) all Facility Fees paid during such period, plus (iii) all interest payments on other Indebtedness of the Borrower and its Subsidiaries made during such period, excluding interest payments on the Convertible Debentures.

                   "Interest Period" shall mean (x) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10 and (y) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity thereof.

                   "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

                   "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Administrative Agent may agree upon from time to time.

                   "Legal Requirements" shall mean all applicable laws, rules, orders and regulations made by any legislature or government or any governmental body or regulatory authority (including, without limitation, any Applicable Regulatory Insurance Authority) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

                   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall mean any Revolving Loan or Competitive Bid Loan.

                  "Lyndon" shall mean Lyndon Property Insurance Company, a Missouri corporation.

                  "Management  Agreements"  shall have the  meaning  provided in
Section 4.01(d).

                  "Margin  Stock" shall have the meaning  provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, operations, financial condition (determined pursuant to GAAP or SAP) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  "Material Subsidiary" shall mean (i) any Regulated Insurance Company and (ii) any other Subsidiary of the Borrower that (x) has assets at such time comprising 5% or more of the consolidated assets of the Borrower and its Subsidiaries or (y) had net income in the then most recently completed fiscal year of the Borrower comprising 5% or more of the Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year.

                  "Mercury" shall mean Mercury Finance Company, a Delaware corporation.

                  "Moody's" shall mean Moody's Investors Services and its successors.

                  "Multiemployer   Plan"   shall   mean   a  Plan   that   is  a
"multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                   "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

                   "NAIC Tests" shall mean the ratio and other financial measurements developed by the NAIC under its Insurance Regulatory Information System.

                   "Net Premiums Written" shall mean, for any period, for any Regulated Insurance Company, the aggregate amount of premiums written by such Regulated Insurance Company during such period, determined in accordance with SAP (consistent with the determination thereof on the Effective Date).

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                   "Non-Regulated Insurance Company" shall mean each Subsidiary of the Borrower which is not a Regulated Insurance Company provided each Non-Regulated Insurance Company must be a direct Subsidiary of the Borrower or of another Non- Regulated Insurance Company.

                   "Note" shall have the meaning provided in Section 1.06(a).

                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03.

                   "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04.

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.07.

                   "Notice Office" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, NY 10019, Attention: John Quinn, with a copy to Deutsche Morgan Grenfell Inc. at 31 West 52nd Street, New York, NY 10019, Attention: Susan Maros, or such other office as the Administrative Agent may designate to the Borrower from time to time.

                   "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                   "Payment Office" shall mean the office of the Administrative Agent at 31 West 52nd Street, New York, NY 10019, Attention: John Quinn, with a copy to Deutsche Morgan Grenfell Inc. at 31 West 52nd Street, New York, NY 10019, Attention: Susan Maros, or such other office as the Administrative Agent may designate to the Borrower from time to time.

                   "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted  Acquisition"  shall have the  meaning  provided in
Section 7.02(g).

                   "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                   "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA which is required to be contributed to pursuant to collective bargaining agreements or otherwise maintained by, or at any time during the five calendar years preceding the Effective Date was required to be contributed to pursuant to collective bargaining agreements or otherwise maintained by, the Borrower or any ERISA Affiliate.

                   "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes.

                   "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Forma Basis" shall mean, with respect to each Permitted Acquisition in connection with which any calculation of compliance with any financial covenant or financial term is required, the calculation thereof on a pro forma basis, for the Test Period ended on the last day of the most recently ended fiscal quarter, determined as if (x) such Permitted Acquisition, each other Permitted Acquisition effected by the Borrower and its Subsidiaries after the first day of such Test Period and any increase in Consolidated Indebtedness after the


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



first day of such Test Period had occurred on the first day of such Test Period, and (y) with respect to any such increase in Consolidated Indebtedness, such Consolidated Indebtedness had remained outstanding at all times during such Test Period.

                   "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                  "Register" shall have the meaning provided in Section 1.06(d).

                   "Regulated Insurance Company" shall mean any Subsidiary, whether now owned or hereafter acquired or created, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the Superintendent of Insurance, insurance commission or other Applicable Regulatory Insurance Authority. No Regulated Insurance Company may be a Subsidiary of a Non-Regulated Insurance Company.

                   "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                   "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                   "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                  "Reply  Date"  shall  have the  meaning  provided  in  Section
1.04(b).

                   "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

                   "Required Banks" shall mean Non-Defaulting Banks whose outstanding Commitments (or, if after the Total Commitment has been terminated, outstanding Loans) constitute at least 51% of the Adjusted Total Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Loans of Non-Defaulting Banks).

                   "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                   "Reuters Screen" shall mean, when used in connection with any designated page in determining the applicable Eurodollar Rate for an Interest Period for a Competitive Bid Borrowing that is a Spread Borrowing priced by reference to the Eurodollar Rate, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates).

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a).

                   "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Regulatory Insurance Authority of the primary regulatory jurisdiction to which such Regulated Insurance Company is subject or the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

                  "S&P" shall mean Standard & Poor's Corporation and its successors.

                   "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                   "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Shareholders'  Agreements" shall have the meaning provided in
Section 4.01(d).

                   "Single-Employer   Plan"   shall   mean  a  Plan  that  is  a
single-employer plan as defined in Section 4001(15) of ERISA.

                   "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

                   "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Banks to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis.

                  "Statutory Surplus" shall mean as at any time for any Regulated Insurance Company the regulatory capital for such entity determined in accordance with SAP, but determined in a manner consistent with the determination thereof on the Effective Date by the Applicable Regulatory Insurance Authority for such Company.

                   "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting


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



power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Surplus Relief Reinsurance Transaction" shall mean any "financing-type" Reinsurance Agreement in which a Regulated Insurance Company cedes business, which Reinsurance Agreement does not involve actual transfer of risk, and is deemed not to qualify as reinsurance, under GAAP at the time such Agreement is entered into.

                  "Tax Sharing  Agreements"  shall have the meaning  provided in
Section 4.01(d).

                   "Taxes" shall have the meaning provided in Section 3.04(a).

                   "Test Period" shall mean (a) for purposes of Section 7.09 (including references to Section 7.09 in other Sections of this Agreement), (i) for any determination made on and prior to the last day of the fiscal quarter ending on June 30, 1998, the period from the first day of the fiscal quarter ending on September 30, 1997 to the last day of the fiscal quarter of the Borrower then last ended, provided that the first Test Period shall end on the last day of the fiscal quarter ending on September 30, 1997, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended and (b) for purposes of Section 7.10 (including references to Section 7.10 in other Sections of this Agreement), each period of four consecutive fiscal quarters of the Borrower than last ended, in each case taken as one accounting period.

                  "Total Capitalization" shall mean, at any time, the sum of Consolidated Indebtedness of the Borrower at such time plus Consolidated Net Worth of the Borrower at such time.

                  "Total Commitment" shall mean the sum of the Commitments of each Bank.

                   "Total Unutilized Commitment" shall mean at any time for the determination thereof, the Total Commitment less the aggregate outstanding principal amount of all Loans at such time.

                  "Transaction Documents" shall mean and include the Acquisition Documents and the Credit Documents.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.


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




                   "UCC" shall mean the Uniform Commercial Code.

                   "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                   "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

                   "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Part IV of ERISA.

                   "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                   SECTION 10. The Administrative Agent.

                  1.101 Appointment. Each Bank hereby irrevocably designates and appoints Deutsche Bank AG, New York Branch and/or Cayman Islands Branch as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Deutsche Bank AG, New York Branch and/or Cayman Islands Branch as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

                   1.102 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                   1.103 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any of the Banks for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  1.104 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  1.105 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  1.106  Non-Reliance.  Each Bank  expressly  acknowledges  that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                   1.107 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective Loans and unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the

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



Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                   1.108 The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  1.109 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and the Borrower. The Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term
"Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                   SECTION 11.  Miscellaneous.

                   1.111 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Administrative

Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Acquisition or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person).

                  1.112 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to
Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  1.113 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                  1.114 Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) such Bank's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall remain the holder of any such Note for all purposes of this Agreement and (v) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with the respective Bank in connection with such Bank's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.11,
1.12 and 3.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Revolving Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), or (y) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                   (b) Notwithstanding the foregoing, with the consent of the Borrower and the Administrative Agent (each such consent not to be unreasonably withheld), (x) any Bank may assign all or any portion of its Loans and/or Commitments and its rights and obligations hereunder to another Bank, and (y) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more Eligible Transferees. No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitments and Loans of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment

(unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment Agreement (appropriately completed). In the event of any such assignment to a lender not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,000, and at the time of any assignment pursuant to this
Section 11.04(b), (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, and (ii) if any such assignment occurs after the Initial Borrowing Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.06. Each Bank and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                   (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                   1.115 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                   1.116 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                   (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  1.117 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1996 historical financial statements of the Borrower delivered to the Banks pursuant to Section 5.08(b). At any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements furnished to the Banks pursuant to Section 6.01, such financial statements shall be accompanied by reconciliation work-sheets.

                   (b) All computations of interest on Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                   1.118 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the afore-mentioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                   (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                   (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                   1.119 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                   11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

                   11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                   11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) directly affected thereby, (i) extend the final maturity date applicable to reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment or a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment), (ii) reduce the percentage specified in, or otherwise modify, the definition of Required Banks or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 10 may be amended without the consent of the Administrative Agent.

                   11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 1.12, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                   11.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.11 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13) to the extent not otherwise applicable to such Bank prior to such transfer.

                   11.15 Confidentiality. Subject to Section 11.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with such Bank's customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Bank containing provisions substantially identical to those contained in this Section 11.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further, that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

                   IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:

195 Lake Louise Marie Road          FRONTIER INSURANCE GROUP, INC.
Rock Hill, NY 12775-8000
Attention: Mark H. Mishler
Telephone: (914) 796-2100
Telecopy: (914) 796-1904            By:
                                        -------------------------------
                                        Title:


                                    DEUTSCHE BANK AG, NEW YORK BRANCH,
                                      AND/OR CAYMAN ISLANDS BRANCH
                                      Individually and as Administrative
                                      Agent

                                    By:
                                        -------------------------------
                                        Title:


                                    DEUTSCHE BANK AG, NEW YORK BRANCH,
                                      AND/OR CAYMAN ISLANDS BRANCH
                                      Individually and as Administrative
                                      Agent

                                    By:
                                        -------------------------------
                                        Title:

                                                                         ANNEX I

                                   COMMITMENTS

        Bank                                                 Commitments
        ----                                                 -----------

Deutsche Bank AG, New York                                  $100,000,000
  Branch and/or Cayman Islands Branch                       ------------

        Total:                                              $100,000,000
                                                            ============

                                                                        ANNEX II

                                 BANK ADDRESSES

Deutsche Bank AG,
  New York Branch and/or Cayman Islands Branch
31 West 52nd Street
New York, NY  10019

with a copy to:

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, NY  10019

                                                                       ANNEX III

                            SCHEDULE OF SUBSIDIARIES

NAME                                              STATE OF JURISDICTION OF
----                                              INCORPORATION OR ORGANIZATION
                                                  -----------------------------
Frontier Insurance Company                        New York

Medical Professional Liability Agency, Ltd.       New York

Pioneer Claim Management, Inc.                    New York

Frontier Pacific Insurance Company                California

SDIA, Inc.                                        California

Spencer Douglass and Associates of Nevada         Nevada

Spencer Douglass Insurance Associates, Inc.       Arizona
of Arizona

United Capitol Holding Company                    Delaware

United Capitol Insurance Company                  Wisconsin

Olympic Underwriting Managers, Inc.               Delaware

Fischer Underwriting Group, Inc.                  New Jersey

Regency Financial Corp.                           Delaware

Regency Insurance Company                         North Carolina

Emrol Installment Premium Discount, Inc.          North Carolina

Frontier Financing Trust                          Delaware

                                                                        ANNEX IV

                              EXISTING INDEBTEDNESS

         Frontier Insurance Group, Inc. issued 6 1/4% Convertible Subordinated Debentures, Due 2026, to Frontier Financing Trust in the aggregate principal amount of $177,835,100 (and, in connection with the issuance of such debentures, executed guarantee agreements with respect to the common and preferred securities issued by the Frontier Financing Trust).

                                                                         ANNEX V

                                 EXISTING LIENS

         In April 1993, the Borrower put into service and began to occupy its new home office facility. The cost of the facility's construction was financed internally by the Borrower. However, to receive favorable tax status, title to the facility resides with the County of Sullivan Industrial Development Agency ("IDA") which, in turn, issued to the Borrower its twenty-year bonds with a face value equal to the total cost of the facility. Under the provisions of related agreements, title to the facility reverts to the Borrower on maturity of the bonds, or sooner for a nominal fee, should the Borrower so desire. As of December 31, 1996, the outstanding, par value of the IDA bonds was $24,574,000.

                                                                        ANNEX VI

                    EXISTING ADVANCES, LOANS AND INVESTMENTS

        Investment                 Amount                    Type                  Purpose
        ---------                  ------                    ----                  -------
The Western Systems      Approx. $8,800,000      25% Equity Ownership       To fund, with other
Corp.                                                                       investors, The Western
                                                                            Systems Corp.'s
                                                                            $40,250,000 acquisition of
                                                                            the assets of American
                                                                            County Insurance Company.

                                                                     EXHIBIT A-1

                           FORM OF NOTICE OF BORROWING

Deutsche Bank AG, New York Branch and/or Cayman Islands Branch,
    as Administrative Agent for the Banks party
    to the Credit Agreement referred
    to below
31 West 52nd Street
New York, New York  10019

         Attention:
                    ------------------------

Gentlemen:

                  The undersigned refers to the Credit Agreement, dated as of June 3, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Banks from time to time party thereto and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement.

(i) The Business Day of the Proposed Borrowing is ____________ , 19 __.

         (ii) The aggregate principal amount of the Proposed Borrowing is $____.

         (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurodollar Loans].

         [(iv) The initial Interest Period for the Proposed Borrowing is _______ months.](1)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:




----------------
(1)  To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     EXHIBIT A-1
                                                                          Page 2

         (A) the representations and warranties contained in the Credit Agreement or the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

         (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                            Very truly yours,

                                            FRONTIER INSURANCE GROUP, INC.

                                            By
                                                -----------------------------
                                                Title:

                                                                     EXHIBIT A-2

                   FORM OF NOTICE OF COMPETITIVE BID BORROWING

Deutsche Bank AG, New York Branch and/or Cayman Islands Branch, as Administrative Agent for the Banks party to the Credit Agreement referred to below
31 West 52nd Street
New York, New York 10019

         Attention: ____________________________

Gentlemen:

                  The undersigned refers to the Credit Agreement, dated as of June 3, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Banks from time to time party thereto and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.04 of the Credit Agreement, that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in connection therewith sets forth below the information relating to such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") as required by Section 1.04 of the Credit Agreement:

(i) The aggregate principal amount of the Proposed Competitive Bid Borrowing is $_____________________.

         (ii) The Business Day of the Proposed Competitive Bid Borrowing is ___________, 199__.

         (iii) The maturity date with respect to the Proposed Competitive Bid Borrowing is __________________, 199__.(1)


-----------------
(1) Such maturity date shall be specified in accordance with Section 1.04 of the Credit Agreement and, in any event, may not be earlier than one month, in the case of a Spread
                                                                (continued...)

                                                                     EXHIBIT A-2
                                                                          Page 2

         (iv) The interest payment date(s) relating to the Proposed Competitive Bid Borrowing is (are) _____________ , 19 .

         (v) The basis to be used by the Banks in determining the rate or rates of interest to be offered by the Banks with respect to the Proposed Competitive Bid Borrowing is: _____________________ .(2)

         (vi) Additional terms, if any, applicable to the Proposed Competitive Bid Borrowing are as follows:

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid
Borrowing:

         (A) all representations and warranties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and



-------------
(1) (...Continued)
    Borrowing, and seven days, in the case of an Absolute Rate Borrowing, after the date of the Proposed Competitive Bid Borrowing listed in (ii) above, or later than the earlier to occur of (x) six months, in the case of a Spread Borrowing, and 364 days, in the case of an Absolute Rate Borrowing, after the date of such Proposed Competitive Bid Borrowing and (y) three Business Days prior to the Final Maturity Date.

(2) Specify whether Proposed Competitive Bid Borrowing shall be an Absolute Rate Borrowing or a Spread Borrowing and, if a Spread Borrowing, the applicable Interest Rate Basis.

                                                                     EXHIBIT A-2
                                                                          Page 3

         (B) no Default or Event of Default has occurred and is  continuing,  or
would  result  from  such  Proposed   Competitive  Bid  Borrowing  or  from  the
application of the proceeds therefrom.

                                    Very truly yours,

                                    FRONTIER INSURANCE GROUP, INC.

                                    By
                                        --------------------------------
                                        Title:

                                                                       EXHIBIT B

                                      NOTE

$________________                                            New York, New York
                                                                   June 3, 1997

                  FOR VALUE RECEIVED, FRONTIER INSURANCE GROUP, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Administrative Agent's Payment Office (as defined in the Agreement referred to below) initially located at 31 West 52nd Street, New York, New York 10019, on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________ DOLLARS or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan in like money at said office from the date such Revolving Loan is made until paid at the rates and at the times provided in Section 1.09 of the Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement, dated as of June 3, 1997, among the Borrower, the financial institutions from time to time party thereto (including the Bank) and Deutsche Bank AG, New York Branch and/or Cayman Islands Branch, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                       EXHIBIT B
                                                                          Page 2

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            FRONTIER INSURANCE GROUP, INC.

                                            By
                                               -----------------------------
                                               Title:

                                                                       EXHIBIT C

                Form of Opinion of Epstein, Becker & Green, P.C.
                    Counsel to Frontier Insurance Group, Inc.

                                                                       EXHIBIT D

                              Officers' Certificate

                                                                       EXHIBIT E

                          FORM OF ASSIGNMENT AGREEMENT

                  ASSIGNMENT AGREEMENT (the "Assignment Agreement") dated as of _________ __, 19__ between ________________ ("Assignor") and ________________
("Assignee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                W I T N E S S E T H :

                  WHEREAS, Assignor is a party to a Credit Agreement, dated as of June 3, 1997 (as amended to the date hereof, the "Credit Agreement"), among Frontier Insurance Group, Inc. (the "Borrower"), Deutsche Bank AG, New York Branch and/or Cayman Islands Branch, as Administrative Agent and various financial institutions (including Assignor);

                  WHEREAS, Assignor has a Commitment of $_______under the Credit Agreement pursuant to which it has made outstanding Loans of $________;

                  WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights under the Credit Agreement with respect to [a portion of] its Commitment and its outstanding Loans; and

                  WHEREAS, Assignor and Assignee wish Assignee to assume the obligations of Assignor under the Credit Agreement to the extent of the rights so assigned;

                                                                       EXHIBIT E
                                                                          Page 2

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                  1. Assignment. Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than expressly provided herein) and subject to Section 4(b) hereof, that percentage listed on Annex I hereto as the "Assignee's Share" ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Credit Agreement relating to Assignor's
Commitment, including Assignee's Share of the Loans heretofore made by the Assignor under the Credit Agreement. The dollar amount of Assignee's Share of Assignor's Commitment and outstanding Loans is set forth in Item 5(c) of Annex I hereto.

                  2. Assumption. Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to Assignee's Share of Assignor's Commitment and of the Loans made by Assignor pursuant thereto. It is the intent of the parties hereto that Assignor shall be released from all of its obligations under the Credit Agreement relating to the Assignee's Share pursuant to Section 11.04(b) of the Credit Agreement.

                  3. Assignments; Participations. Assignee may assign all or any part of the rights granted to it hereunder, provided that such assignment complies with the provisions of Sections 11.04(b) of the Credit Agreement. Assignee may sell or grant participations in all or any part of the rights granted to it hereunder in accordance with the provisions of Section 11.04(a) of the Credit Agreement.

                  4. Payment of Interest to Assignee. (a) Interest is payable by the Borrower in respect of the Assignee's Share of the Loans at the rates, and at the times set forth in Section 1.09 of the Credit Agreement, which interest, to the extent payable after the Assignment Effective Date (as defined below), will be payable for the account of the Assignee.(1)



-------------
(1) In the event that the Assignor and Assignee agree that the rate of interest payable to the Assignee shall be lower than the rate or rates paid by the Borrower, with the Assignor being entitled to any excess, and/or interest on Assignee's Share of the Loans payable after the Assignment Effective Date shall be, in whole or in part, for the account of the
                                                                  (continued...)

                                                                       EXHIBIT E
                                                                          Page 3

                  (b) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects, in either case after the Assignment Effective Date, any payment of interest on any of Assignee's Share of the Loans which in any such case, is required to be paid to Assignee pursuant to clause (a) above, Assignor shall distribute to Assignee such payment.

                  (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any of the Loans which, in any such case, is required to be paid to Assignor pursuant to clause (a) above, Assignee shall distribute to Assignor such payment.

                  5. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee of Assignee's Share of Assignor's
Commitment and Loans as set forth above, [(a)] Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Share of the principal amount of the respective Loans made by Assignee pursuant to the Credit Agreement and outstanding on the Assignment Effective Date [plus interest accrued thereon as of the Assignment Effective Date]2 [and (b) Assignor agrees to pay to Assignee within three Business Days after the Assignment Effective Date the Facility Fee specified in Annex I hereto](3).



--------
(1) (continued...)
    Assignor, appropriate modifications should be made to Section 4(a). Any such modified Section 4(a) must provide, however, that the Borrower and the Administrative Agent shall direct the entire amount of such interest to the Assignee, and that such fee sharing arrangement shall be effectuated through payments between the Assignee and the Assignor.

(2) Include bracketed language if appropriate.

(3) Include the bracketed language if a Facility Fee is to be paid.

                                                                       EXHIBIT E
                                                                          Page 4


                 6. Effectiveness. This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") on which (i) Assignor and Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of Assignee, shall have delivered same to Assignor,
(ii) Assignee shall have paid to Assignor the amount set forth in Section 5(a), and (iii) Assignor or Assignee shall have given written notice of such assignment to the Administrative Agent and shall have paid to the Administrative Agent the assignment fee referred to in Section 11.04(b) of the Credit Agreement.

                 7. Amendment of Credit Agreement. In accordance with the requirements of Section 11.04(b) of the Credit Agreement, on the Assignment Effective Date the Credit Agreement shall be amended by deeming the signature of Assignee herein as a signature to the Credit Agreement. For purposes of Section 11.04(b) of the Credit Agreement, the Assignee shall be deemed a "Bank" for all purposes under the Credit Agreement, and shall be subject to and shall benefit from all of the rights and obligations of a Bank under the Credit Agreement and the address of the Assignee for notice purposes shall be as set forth opposite its signature below.

                 8. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other party as follows:

                  (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

                  (b) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                  (c) this  Assignment  Agreement  has been  duly  executed  and
         delivered  by  it  and  constitutes   its  legal,   valid  and  binding
         obligation, enforceable in accordance with its terms; and

                                                                       EXHIBIT E
                                                                          Page 5


                  (d) all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment Agreement.

                 9. Expenses. The Assignor and the Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

                  10. Foreign  Withholding.  If the Assignee is organized  under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (a) it represents and warrants to the Administrative Agent and the Borrower that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to Assignee in respect of the Loans and (b) it agrees that it will (i) furnish the Administrative Agent and the Borrower, concurrently with the execution of this Assignment Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments under the Credit Agreement) and, upon the expiration or obsolescence of any previously delivered form, with a new U.S. Internal Revenue Service Form 4224 or Form 1001 and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by Assignee and (ii) comply from time to time with all applicable U.S. laws and regulations with regard to the aforementioned withholding tax exemption.

                  11. Miscellaneous. (a) Assignor shall not be responsible to Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or any of its Subsidiaries to Assignor or Assignee in

                                                                       EXHIBIT E
                                                                          Page 6

connection with the Credit Documents and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

                  (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower in connection with the making of the Loans and the assignment of the Assigned Loans to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of the Borrower.

                  (c) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  (d) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

                  (e) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                  (f) The Assignor may at any time or from time to time grant to others assignments or participations in its Loans but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement. The Assignor represents and warrants that it has not at any time prior to the Assignment Effective Date encumbered or assigned the portion of its Loans being assigned hereunder.

                                                                       EXHIBIT E
                                                                          Page 7

                  (g) All payments hereunder or in connection herewith shall be made in U.S. Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its office as designated in Annex I hereto, and, if payable to the Assignee, to the account of the Assignee at its office, as designated in Annex I hereto.

                  (h) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of the Assigned Loans in the manner contemplated by the Credit Agreement, subject to the provisions of Section 3 hereof.

                  (i)  All   representations  and  warranties  made  herein  and
indemnities   provided  for  herein  shall  survive  the   consummation  of  the
transaction contemplated hereby.

                  (j) The Assignor  shall  promptly  provide the  Assignee  with
copies  of  the  documents   received  in  connection   with  the   transactions
contemplated by the Credit Documents and this Assignment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.


                                           [NAME OF ASSIGNOR]

                                           By
                                              -----------------------------
                                              Title:


                                           [NAME OF ASSIGNEE]

                                           By
                                              -----------------------------
                                              Title:

                                                                  ANNEX I
                                                                     to
                                                            Assignment Agreement

1.  Borrower:  Frontier Insurance Group, Inc.

2.  Date of Credit Agreement:  as of June 3, 1997.

3.  Assignee:

4.  Date of Assignment Agreement:  ________________, 19__

5.  Amount of Assignment:

a.  Assignor's outstanding                                 Commitment             Loans

    Commitment/Loans.........................              $                      $
                                                            -------------          -----------

b.  Assignee's Share.........................              $                      $
                                                            -------------          -----------

c.  Amount of Assigned Share.................              $                      $
                                                            -------------          -----------

[6.  Facility Fee:  $___________]

7.  Notice and Payment Instructions:

    Assignor:
               --------------------------------

               --------------------------------

               --------------------------------
               Attention:

                                                                         ANNEX I
                                                                          Page 2

   Assignee:
               --------------------------------

               --------------------------------

               --------------------------------
               Attention:


    Accepted and Agreed:


[NAME OF ASSIGNOR]

By
   ---------------------------
   Title:


[NAME OF ASSIGNEE]

By
   ---------------------------
   Title: